Red Mile Entertainment Enters Into Definitive Agreement to Acquire Outstanding Shares of Leading Australian Video Game Development Studio, IR Gurus

SAUSALITO, Calif., August 27, 2007 – Red Mile Entertainment, Inc. (OTCBB: RDML) (“Red Mile”), a worldwide developer and publisher of interactive entertainment software, today announced that it has entered into a definitive agreement to purchase the remaining outstanding shares of IR Gurus Pty Ltd. (“IR Gurus”), a leading privately held video game development studio based in Melbourne, Australia. Under the terms of the definitive agreement, IR Gurus would become a wholly owned subsidiary of Red Mile.

Founded in 1996, and with approximately 100 employees, IR Gurus is currently developing the latest iteration in Red Mile’s highly acclaimed “Heroes” flight combat franchise, “Heroes Over Europe,” for next-generation video game platforms. The studio created the first title in the franchise, “Heroes of the Pacific,” which was published on the PlayStation®2 computer entertainment system, Xbox® video game console from Microsoft, and the PC. The “Heroes of the Pacific” video game has been a commercial success since its launch in 2005.

“With the expected acquisition of IR Gurus, we will own our first globally recognized original IP franchise and acquire a very talented video game development studio,” said Chester Aldridge, Chairman and CEO of Red Mile. “The synergies of this combination are significant, as we expect to secure high-quality and scarce development resources for our franchise titles and improve cost control by bringing development in-house.”

“We have enjoyed a strong relationship with Red Mile for several years,” said Mike Fegan, CEO of IR Gurus. “Red Mile was an early believer in our studio and our Heroes of the Pacific title. We are extremely happy to join an emerging publisher like Red Mile and assist them as they build a portfolio of world-class franchises.”   It is expected that industry veteran Mike Fegan will remain as CEO of the studio and will oversee Red Mile’s international publishing operations.

As one of the largest and best-known game development studios in Australia, IR Gurus has produced several titles, including the AFL series of Australian Rules Football games, and the recently released Heatseeker air combat title.

“IR Gurus is a studio full of talented, technically proficient and creative people - qualities that are essential for top-tier development,” said Glenn Wong, President and COO of Red Mile. “With an impressive track record for developing multiple titles across several platforms, we expect that IR Gurus will bring us a powerhouse team to develop our franchise titles.”

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The transaction is subject to customary closing conditions and is expected to close prior to the end of this year. Financial terms of the transaction were not disclosed.

About Red Mile Entertainment, Inc.

Red Mile Entertainment, Inc. is a worldwide developer and publisher of interactive entertainment software that is headquartered in Sausalito, California.  Red Mile creates, incubates and licenses premier intellectual properties and develops products for console video game systems, personal computers, and other interactive entertainment platforms.

For more information about Red Mile Entertainment, Inc., contact Todd Weimer at (415) 339-4242, or Jennifer Jarman of The Blueshirt Group at (415) 217-5866, and please visit our web site at www.redmileentertainment.com.

©Red Mile Entertainment, Inc. and the Red Mile Entertainment logo are trademarks of Red Mile Entertainment, Inc.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on current expectations, estimates and projections made by management. The Company intends for the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements. Words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, or variations of such words are intended to identify such forward-looking statements.  All statements in this release regarding purchasing the remaining  outstanding shares of IR Gurus, improving cost control, bringing a powerhouse team, building a portfolio of world-class franchises, company growth, and a rapidly growing market, are forward-looking statements.  The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements, including the risk that the planned purchase of the remaining outstanding shares of IR Gurus will not be completed. All forward-looking statements made in this press release are made as of the date hereof, and the Company assumes no obligation to update the forward-looking statements included in this news release whether as a result of new information, future events, or otherwise, other than as required by law. Please refer to the Company’s Form 10-KSB and other filings with the United States Securities and Exchange Commission (the “SEC”) for additional information regarding risks and uncertainties, including, but not limited to, the risk factors listed from time to time in such SEC reports.  Copies of these filings are available through the SEC's electronic data gathering analysis and retrieval system (EDGAR) at www.sec.gov.

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